                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                  _________________

                                      FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                           Condor Technology Solutions, Inc.
--------------------------------------------------------------------------------
                  (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                     54-1814931
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

1650 Tysons Boulevard, Suite 600, McLean, Virginia               22102
--------------------------------------------------     -------------------------
  (Address of Principal Executive Offices)                     (Zip Code)

If this form relates to the registration       If this form relates to the
of a class of securities pursuant to           registration of a class of
Section 12(b) of the Exchange Act and is       securities pursuant to Section
effective pursuant to General Instruction      12(g) of the Exchange Act and is
A.(c), please check the following box./ /      effective pursuant to General
                                               Instruction A.(d), please check
                                               the following box. /X/

Securities Act registration statement file number to which this form relates:
    333-37179
    ---------
  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

    Title of Each Class                   Name of Each Exchange on Which
    to be so Registered                   Each Class is to be Registered
    -------------------                   -------------------------------

None                                      Inapplicable
------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, par value $.01 per share
--------------------------------------------------------------------------------
                                (Title of Class)

________________________________________________________________________________
                              (Title of Class)

       Item 1. Description of Registrant's Securities to be Registered

    The description of the securities to be registered hereby as set forth under the caption "Description of Capital Stock" in (i) the prospectus (subject to completion) dated October 3, 1997 and included in Part I of the Registration Statement (Registration No. 333-37179) on Form S-1 (as Commission (the ""Commission'') pursuant to the Securities Act of 1933, as amended (the "Securities Act") and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, is incorporated herein by reference.

    The Common Stock has been approved for listing on The Nasdaq National Market under the symbol "CNDR," subject to official notice of insurance.

Item 2. Exhibits

    The following exhibits are filed as part of this Registration statement:

    Exhibit No.      Exhibit Description
    -----------      -------------------

       3.1*          Amended and Restated Certificate of Incorporation of the
                     Company

       3.3*          Amended and Restated By-Laws of the Company

       4.1*          Form of Common Stock certificate of the Company

*Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Exchange Act and Rule of 102 of Regulation S-T.

                                   SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  CONDOR TECHNOLOGY SOLUTIONS, INC.


Date: January 19, 1998            By: /s/ Kennard F. Hill
                                     ------------------------------
                                      Name: Kennard F. Hill
                                      Title: President













                                       3